UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)       September 2, 2008

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 From Road, Suite 375 Paramus, New Jersey	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On September 4, 2008, Movado Group, Inc. (the “Company”) issued a press release announcing its results for the second quarter ended July 31, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On September 2, 2008, Mr. Gedalio Grinberg (“Mr. G. Grinberg”) notified the Board of Directors of the Company (the “Board”) of his intention to resign as Chairman of the Board, effective January 31, 2009. Mr. G. Grinberg will remain on the Board with the title of Founder and Chairman Emeritus. Upon the effectiveness of Mr. G. Grinberg’s retirement, Mr. Efraim Grinberg (“Mr. E. Grinberg”) will begin serving as the Company’s Chairman of the Board and will also continue to serve as the Company’s President and Chief Executive Officer. All elements of Mr. G. Grinberg’s and Mr. E. Grinberg’s compensation remain unchanged at this time.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release announcing second quarter results, dated September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2008

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel